CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” and to the use of our report on Dreyfus Tax Exempt Cash Management and Dreyfus California AMT-Free Municipal Cash Management dated March 20, 2008, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-89279 and 811-3954) of Dreyfus Tax Exempt Cash Management Funds.

ERNST & YOUNG LLP

New York, New York
May 27, 2008